UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☐

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice Date: April 11, 2013

Nephros, Inc.

41 Grand Avenue

River Edge, New Jersey 07661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Monday, May 13, 2013

To The Stockholders of Nephros, Inc.:

The Annual Meeting of Stockholders of Nephros, Inc., a Delaware corporation, will be held at the Crowne Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Monday, May 13, 2013 at 10:00 a.m., Eastern Time, for the following purposes:

•	to elect the two Directors named in this proxy statement to serve three-year terms expiring in 2016;

•	to ratify the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	to approve the amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,990,717 shares to 4,500,000 shares;

•	the approval of the compensation of our named executive officers on an advisory (non-binding) basis;

•	the frequency of the advisory vote to approve the compensation of our named executive officers on an advisory (non-binding) basis; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 1, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting, you may vote in person even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

John C. Houghton
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2013: Copies of this proxy statement and our Annual Report on Form 10-K for the 2012 fiscal year are available at: http://www.nephros.com/SEC.html.

2

Nephros, Inc.

41 Grand Avenue

River Edge, New Jersey 07661

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MONDAY, MAY 13, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Nephros, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Monday, May 13, 2013 at 10:00 a.m., Eastern Time, and any adjournment thereof.

The mailing address of our principal executive offices is 41 Grand Avenue, River Edge, New Jersey 07661.

Stockholders Entitled to Vote

Only the holders of record of our common stock at the close of business on the record date, April 1, 2013, are entitled to notice of and to vote at the meeting. On the record date, 12,025,309 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

Mailing of Proxy Statement and Form of Proxy

This proxy statement and accompanying proxy card are being mailed to stockholders on or about April 11, 2013. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully. Our Annual Report on Form 10-K for the 2012 fiscal year is being mailed to stockholders together with this proxy statement. When more than one holder of our common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of the stockholders.

Voting

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares in the manner you direct in the proxy at our Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Monday, May 13, 2013 at 10:00 a.m., Eastern Time, and any adjournment thereof.

You may vote for or withhold your vote from our director candidates. The election of the nominees for director requires a plurality of votes cast. Accordingly, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will not affect the outcome of the election.

No broker may vote on the proposal to elect the director nominees named in this proxy statement without your specific instructions.

You may vote for or against or abstain from voting for the proposals to amend our 2004 Stock Incentive Plan or to ratify the appointment by the Audit Committee of our independent registered public accounting firm for the fiscal year ending December 31, 2013 and to approve the compensation of our named executive officers. The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the annual meeting is required for approval of these matters. For the proposal regarding the frequency of future advisory votes on executive compensation, the choice receiving the highest number of votes cast will be considered by the Board as the expected preference of stockholders. The vote for the approval of the compensation of our named executive officers and the vote for the frequency of future advisory votes on executive compensation is on an advisory basis and is therefore non-binding. On these matters, abstentions will have the same effect as a negative vote. However, because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of these matters.

3

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked, as described below), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the Class II Director nominees named herein;

(2)	FOR the ratification of the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)	FOR the approval of the amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,990,717 to 4,500,000;

(4)	FOR the approval of the compensation of our named executive officers;

(5)	FOR the approval of two years as the frequency with which we should conduct an advisory vote to approve the compensation of our named executive officers; and

(6)	in the discretion of the proxies, with respect to any other matters properly brought before the stockholders at the meeting.

Quorum

A majority of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum, whether present in person or by proxy. In accordance with Delaware law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Record and Beneficial Shareholdings

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote those shares.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Revoking a Proxy

You may revoke your proxy by sending in a new proxy card with a later date or by sending written notice of revocation to our corporate secretary (Gerald J. Kochanski) at our principal executive offices. If you attend the meeting, you may revoke in writing previously submitted proxies and vote in person.

Attending in Person

Only stockholders, their proxy holders and our guests may attend the meeting. If you want to vote in person at the annual meeting, and you hold your shares through a securities broker (that is, in “street name”), then you must obtain a proxy from your broker and bring that proxy to the meeting.

4

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the annual meeting, the director nominees named below will stand for election to serve a three-year term that will expire at the close of our annual meeting to be held during 2016. The shares represented by the enclosed proxy will be voted to elect as directors the nominees named below, unless a vote is withheld for such nominee or nominees. If a nominee cannot or will not serve as a director (which events are not anticipated), then the shares represented by the enclosed proxy may be voted for a substitute nominee named by the Board in the discretion of the holder of the proxies.

Director Classes

Our Board of Directors is currently composed of five directors.  Our Board of Directors is divided into three classes.  Each year, one class is elected to serve for three years.  The business address for each director for matters regarding our company is 41 Grand Avenue, River Edge, New Jersey 07661.

In connection with our September 2007 financing, we entered into an investor rights agreement with the 2007 investors pursuant to which we agreed to take such corporate actions as may be required, among other things, to entitle Lambda Investors (i) to nominate two individuals having reasonably appropriate experience and background to our Board to serve as directors until their respective successor(s) are elected and qualified, (ii) to nominate each successor to the Lambda Investors nominees, provided that any successor shall have reasonably appropriate experience and background, and (iii) to direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii). Under the investor rights agreement, we are required to convene meetings of the Board of Directors at least once every three months. If we fail to do so, a Lambda Investors director will be empowered to convene such meeting.

Board Nominees

The Board of Directors has nominated Messrs. John C. Houghton and Paul A. Mieyal for election as Class II directors. Messrs. Houghton and Mieyal would serve three-year terms expiring at the close of our annual meeting to be held during 2016. Biographical information regarding Messrs. Houghton and Mieyal is set forth below:

Name	Age (as of 2/26/13)	Director Since	Business Experience For Last Five Years
John C. Houghton	49	2012	Mr. Houghton has over 25 years of commercialization experience in the pharmaceutical and medical device fields. He has direct experience in building out global commercial organizations including marketing, sales, sales operations, customer service, business analytics and new product development and has also been directly responsible for successfully licensing products and leading joint ventures and partnerships. Mr. Houghton most recently served as President and CEO of CorMedix Inc. (NYSE-Amex: CRMD), a pharmaceutical company focused on therapeutic products for the treatment of cardio-renal disease. While President and CEO, Mr. Houghton led the acquisition of the company’s product candidates and the completion of its initial public offering. Prior to assuming the role of President and CEO, he was the Chief Business Officer for CorMedix. Before joining CorMedix, Mr. Houghton established the global sales and marketing infrastructure for the Biotech division of Stryker Corp. (NYSE: SYK). Prior to Stryker, he worked with Aventis (NYSE: SNY) and predecessor companies for more than 14 years. During his time at Aventis he led the global marketing of Nasacort, served as commercial lead on the Aventis-Millennium inflammation collaboration, and functioned as the global new products commercialization head for respiratory, inflammation, cardiovascular, and metabolism products. Mr. Houghton received his B.Sc. from Liverpool John Moores University, United Kingdom. Mr. Houghton’s extensive experience in leadership roles in connection with sales and marketing in the pharmaceutical and medical device fields, as well as his management experience, led to the conclusion of our Board that he should serve as a director in light of our business and structure.

5

Name	Age (as of 2/26/13)	Director Since	Business Experience For Last Five Years
Paul A. Mieyal	43	2007	Paul A. Mieyal has served as a director since September 2007. Dr. Mieyal has been a Vice President of Wexford Capital LP since October 2006. From January 2000 through September 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal is also a director of Nile Therapeutics, Inc., which is a publicly traded company. Dr. Mieyal received his Ph.D. in Pharmacology from New York Medical College, a B.A. in Chemistry and Psychology from Case Western Reserve University, and is a Chartered Financial Analyst. Dr. Mieyal served as our acting Chief Executive Officer from April 6, 2010 until April 20, 2012. Among other experience, qualifications, attributes and skills, Dr. Mieyal’s pharmacology and chemistry education, his experience in investment banking in the healthcare industry, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director in light of our business and structure.

Vote Required

Directors will be elected by plurality vote. No minimum vote is required for the nominees to be elected. If any other nominee is put forward at the meeting, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Stockholders do not have cumulative voting rights. Your vote may be cast for or withheld from any individual nominee.

Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR”

the election of Messrs. Houghton and Mieyal as our Class II directors (Item 1 of the enclosed proxy card).

6

Continuing Directors

In addition to Messrs. Houghton and Mieyal, who have been nominated for re-election to our Board and about whom information is provided in Proposal No. 1, our other directors whose terms do not expire at the annual meeting are listed below.

Class I Directors – Term Expiring 2015

Name	Age (as of 2/26/13)	Director Since	Business Experience For Last Five Years
Arthur H. Amron	56	2007	Arthur H. Amron has served as a director since September 2007. Mr. Amron is a Partner of Wexford Capital LP, an SEC-registered investment advisor and serves as its General Counsel. Mr. Amron also actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. Mr. Amron has also served as a director of Rhino GP LLC, which is the general partner of Rhino Resource Partners LP, a publicly traded master limited partnership (NYSE - RNO), since October 2010. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law, and from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a J.D. from Harvard University, a B.A. in Political Theory from Colgate University and is a member of the New York Bar. Among other experience, qualifications, attributes and skills, Mr. Amron’s legal training and experience in the capital markets, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director in light of our business and structure.

Name	Age (as of 2/26/13)	Director Since	Business Experience For Last Five Years
James S. Scibetta	48	2007	James S. Scibetta has served as a director since November 2007 and as Chairman of our Board since September 2008. Since August 2008, Mr. Scibetta has been the Chief Financial Officer of Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to that, Mr. Scibetta was Chief Financial Officer of Bioenvision, Inc., a biopharmaceutical company, from December 2006 until its acquisition by Genzyme, Inc. in October 2007. From September 2001 to November 2006, Mr. Scibetta was Executive Vice President and Chief Financial Officer of Merrimack Pharmaceuticals, Inc., and he was a member of the Board of Directors of Merrimack from April 1998 to March 2004. Mr. Scibetta formerly served as a senior investment banker at Shattuck Hammond Partners, LLC and PaineWebber Inc., providing capital acquisition, mergers and acquisitions, and strategic advisory services to healthcare companies. Mr. Scibetta holds a B.S. in Physics from Wake Forest University, and an M.B.A. in Finance from the University of Michigan. He completed executive education studies in the Harvard Business School Leadership & Strategy in Pharmaceuticals and Biotechnology program. Among other experience, qualifications, attributes and skills, Mr. Scibetta’s extensive management experience in the pharmaceutical industry, as well as his investment banking experience, led to the conclusion of our Board that he should serve as a director in light of our business and structure.

7

Class III Director – Term Expiring 2014

Name	Age (as of 2/26/13)	Director Since	Business Experience For Last Five Years
Lawrence J. Centella	71	2001	Lawrence J. Centella has served as a director since January 2001. Mr. Centella serves as President of Renal Patient Services, LLC, a company that owns and operates dialysis centers, and has served in such capacity since June 1998. From 1997 to 1998, Mr. Centella served as Executive Vice President and Chief Operating Officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactured dialysis equipment, supplied dialysis equipment and operated dialysis clinics. From 1993 to 1997, Mr. Centella served as President and Chief Executive Officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as President of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received a B.S. from DePaul University. Among other experience, qualifications, attributes and skills, Mr. Centella’s extensive experience in managing companies engaged in the business of dialysis centers and equipment, led to the conclusion of our Board that he should serve as a director in light of our business and structure.

8

PROPOSAL NO. 2 —

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Rothstein Kass to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board of Directors has ratified this selection and recommends that the stockholders ratify this selection. If the selection of Rothstein Kass is not ratified by the stockholders, the Audit Committee will reconsider, but might not change, its selection.

Rothstein Kass has audited our consolidated accounts since July 2007, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company in any capacity other than that of serving as independent registered public accounting firm. Representatives of Rothstein Kass are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Summary of Auditor Fees and Pre-Approval Policy

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our registered independent public accounting firm. Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Rothstein Kass during fiscal years 2012 and 2011.

Audit Fees

Fees billed for audit services by Rothstein Kass totaled approximately $119,000 and $126,000 in connection with statutory and regulatory filings for the fiscal years ended December 31, 2012 and 2011, respectively. Such fees include fees associated with the annual audit.

Audit-Related Fees

During the fiscal year ended December 31, 2012, we were billed approximately $24,500 by Rothstein Kass for audit-related services in connection with the annual audit and for the reviews of our Form S-1 filings. During the fiscal year ended December 31, 2011, we were billed approximately $27,500 by Rothstein Kass for audit-related services in connection with the annual audit and for the reviews of our Form S-1 filings.

Our Audit Committee has considered whether, and determined that, the provision of the non-audit services rendered to us during 2012 and 2011 was compatible with maintaining the independence of Rothstein Kass.

Tax Fees

There were no tax services provided by Rothstein Kass for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

We did not engage Rothstein Kass to provide any information technology services or any other services during the fiscal years ended December 31, 2012 and 2011.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Rothstein Kass. Abstentions will have the same effect as a vote against Proposal No. 2. However, broker non-votes will have no effect on the outcome of this matter.

Our Board of Directors has unanimously approved and recommends a vote “FOR”

the ratification of the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Item 2 on the enclosed proxy card).

9

PROPOSAL NO. 3 —

APPROVAL OF THE AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN,

WHICH INCREASES THE SHARE RESERVE BY 2,509,283 SHARES

The Nephros, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), currently administered by our Compensation Committee, authorizes our Board of Directors or Compensation Committee to grant stock options and other equity awards to eligible employees, directors and consultants and is structured to allow our Board or Compensation Committee broad discretion in creating equity incentives. We believe that equity awards made under the 2004 Plan are an important incentive for our employees. Equity awards, including option grants, are a significant part of our ability to attract, retain and motivate people whose skills and performance are critical to our success. Our goal is to link employee compensation to corporate performance because we believe that this increases employee motivation to improve stockholder value. We have, therefore, consistently included equity incentives as a significant component of compensation for our employees.

In July 2004, our Board of Directors adopted and our stockholders subsequently approved the 2004 Plan. Our stockholders approved amendments to increase the number of shares authorized for issuance under the 2004 Plan to 40,000 shares in June 2005; to 65,000 shares in May 2007; to 134,849 shares in June 2008; and to 1,990,717 shares in 2011. Each of these amounts has been adjusted for the 1:20 reverse stock split in March 2011. As of April 1, 2013, options to purchase 1,970,813 shares had been issued under the 2004 Plan, of which options for 16,932 shares had been exercised and options for 1,953,881 shares were outstanding. The outstanding options expire on various dates between 2014 and 2022, and vest upon a combination of immediate vesting or straight-line vesting of two or four years. At April 1, 2013, 19,904 shares remained available for future grants under the 2004 Plan.

The Board has approved an increase in the number of shares authorized for issuance under the 2004 Plan by 2,509,283 shares. If the amendment to the 2004 Plan contemplated by this Proposal No. 3 is approved at the meeting, there will be a total of 4,500,000 shares of common stock authorized for issuance under the 2004 Plan.

We believe this increase is advisable and in the best interests of our stockholders for the following reasons. We intend to grow our company over the next several years. As part of this growth plan, we intend to hire new employees and incentivize them through the grant of equity awards in order to align their goals with the interests of our stockholders. At this time, we have an insufficient number of shares available to make equity-based compensation a meaningful part of our eligible employees’, directors’, and contractors’ overall compensation. As such, we believe our ability to retain and attract talented employees may be adversely affected due to the ability of our competitors to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our eligible employees, directors and consultants to maintain competitive levels of compensation, and our ability to align compensation with the interests of stockholders would be greatly diminished. For the reasons stated above, the Board believes it is in our best interests to approve the amendment to increase the number of shares reserved for issuance under the 2004 Plan.

The following paragraphs summarize material terms of the 2004 Plan. This summary is qualified in its entirety by the specific terms of the 2004 Plan. A copy of the amendment to the 2004 Plan is attached to this Proxy Statement as Appendix A. The amendment appears in the underlined provisions of Section 9.1.

Administration and Duration

The 2004 Plan is administered by our Compensation Committee. The Board of Directors also may act in place of the Compensation Committee. The Compensation Committee has the authority to interpret the 2004 Plan, to establish and revise rules and regulations relating to the 2004 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2004 Plan.

Limit On Awards Under the 2004 Plan

Awards may be granted under the 2004 Plan with respect to a maximum of 1,990,717 shares of our common stock. The shares to be delivered under the 2004 Plan will be made available from authorized but unissued shares, from treasury shares, or from shares purchased in the open market or otherwise. Shares that are subject to awards under the 2004 Plan but are not actually issued (for example because the award lapsed or was cancelled), shares acquired on option exercise that are returned to us as payment of the exercise price of an option and shares of unvested restricted stock that are forfeited, will be available for further awards and options.

10

Eligibility for Awards

Any employees of, and consultant to, us and any of our non-employee directors that are designated by the Compensation Committee as a “key person” will be eligible to participate in the 2004 Plan. As of April 1, 2013, we had approximately 15 such employees, consultants or non-employee directors that our Compensation Committee could determine are eligible to participate in the 2004 Plan. Designation as a key person reflects a determination that the individual can contribute to our growth and profitability or otherwise is entitled to an award in connection with the individual’s extraordinary performance, promotion, retention, or recruitment. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares subject to such awards. The Compensation Committee may delegate to one or more officers the authority to designate the employees eligible to receive awards (other than the key officers) and the size of each such award. An individual who receives an award under the 2004 Plan is referred to as a “Participant.”

Change in Control

The 2004 Plan provides that if there is a change in control, unless the agreement granting an award provides otherwise, all awards under the 2004 Plan will become vested and exercisable as of the effective date of the change in control. As defined in the 2004 Plan, a change in control means the occurrence of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of our common stock; (ii) our complete liquidation; (iii) the sale of all or substantially all of our assets; or (iv) a majority of the members of our Board of Directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

Stock Options

Options granted under the 2004 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of an incentive stock option may not be less than the fair market value of the stock on the date the option is granted. The option price is payable in cash or, with the consent of the Compensation Committee, in shares of our common stock or by means of a brokered cashless exercise.

The Compensation Committee determines the terms of each stock option grant at the time of grant. Unless the option agreement granting an option specifies otherwise, options to employees will be exercisable as to one-quarter of the shares on each of the first four anniversaries of the option grant and will remain exercisable until the tenth anniversary of the date of the grant. In no event can an incentive stock option be exercised after the tenth anniversary of the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the Participant to receive – in cash or shares of stock, at the Compensation Committee’s discretion - the excess of the fair market value of a share of stock on the date of exercise over the exercise price per share of the SAR. A SAR may, but need not, relate to an option. The Compensation Committee determines the terms of each SAR at the time of the grant.

Restricted Stock

The Compensation Committee, in its discretion, may grant awards of restricted stock. A share of restricted stock is a share of our common stock that may not be transferred before it is vested and may be subject to such other conditions as the Compensation Committee sets forth in the agreement evidencing the award. In addition, if the Participant terminates employment, he or she will forfeit any unvested shares. The grant or vesting of a restricted stock award may be made contingent on achievement of performance goals established by the Compensation Committee.

Phantom Stock Units

A Phantom Stock Unit entitles the Participant to receive - at the Compensation Committee’s discretion - a share or a cash payment equal to the fair market value of such share as of a specified date in the future. The Compensation Committee determines the terms of each Phantom Stock Unit at the time of the grant. Phantom Stock Units may be awarded independently of or in connection with any other award under the Plan. If the Participant terminates employment, unvested and nonforfeitable Phantom Stock Units shall be forfeited and cancelled. Upon a change in control, Phantom Stock Units will become vested and nonforfeitable.

Amendment or Termination

The Board of Directors may amend, alter or terminate the 2004 Plan without stockholder approval, except that stockholder approval is required for amendments to the 2004 Plan to the extent necessary under applicable stock exchange rules, or to ensure that options can continue to qualify as incentive stock options or that awards will be exempt from the Code section 162(m) deduction limitation. Consequently, the Board of Directors may not, without stockholder approval, increase the total number of shares reserved for issuance under the 2004 Plan or make any other material changes to the 2004 Plan. In addition, no amendment, alteration or termination by the Board of Directors may adversely affect the rights of a holder of a stock incentive award without the holder’s consent. Unless terminated earlier, no new awards may be granted under the 2004 Plan after the tenth anniversary of the date it was adopted by the Board. However, outstanding awards made before the tenth anniversary will continue in accordance with their terms.

11

FEDERAL TAX CONSEQUENCES UNDER THE 2004 STOCK INCENTIVE PLAN

The following is a summary of the federal income tax consequences of transactions under the 2004 Plan, based on federal income tax laws in effect on January 1, 2013. This summary is not intended to be comprehensive and does not describe federal employment tax or state or local income tax consequences.

Pursuant to the 2004 Plan, eligible employees may be granted the following benefits: incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards.

Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to Nephros for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) Nephros will be entitled to deduct the amount of compensation income, which was taxed to the optionee for federal income tax purposes and if the amount represents an ordinary and necessary business expense of Nephros (the “ordinary and necessary test”). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by Nephros.

If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a non-qualified stock option, except if the termination is due to the death or disability of the employee where the options are exercised within one year after termination of employment by death or disability, the options will retain the favorable tax treatment for incentive options.

Options are eligible for favorable tax treatment as incentive options only to the extent that not more than $100,000 in fair market value at the time of grant (generally measured by the exercise price) first becomes exercisable in any one calendar year. For purposes of this rule, option grants are aggregated and a series of option grants over several years may in the aggregate result in more than $100,000 of options that first became exercisable in any one calendar year. Moreover, options that accelerate in the event of a change-in-control (or otherwise) may also cause more than $100,000 of options to become exercisable in the year of acceleration. If more than $100,000 of options first becomes exercisable in any one year, the excess options are non-qualified options regardless of the characterization in the grant agreement.

Non-Qualified Stock Options. Except as noted below, in the case of non-qualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) Nephros is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee, subject to the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

Stock Appreciation Rights. No income will be realized by a grantee in connection with the grant of a stock appreciation right. When the right is exercised, the grantee generally will be required to include in gross income as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of common stock received on the exercise. At the same time, Nephros will be entitled to a deduction for federal income tax purposes equal to the amount included in the grantee’s gross income by reason of the exercise, subject to satisfaction of the ordinary and necessary test.

Upon disposition of common stock acquired upon the exercise of a stock appreciation right, appreciation (or depreciation) occurring after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

Restricted Stock Awards. A recipient of restricted stock generally will not be subject to tax at the time the restricted stock is received, but he/she will be subject to tax at ordinary income rates on the excess of: 1) the fair market value of the restricted stock when the restricted stock is first either transferable or not subject to a substantial risk of forfeiture, over 2) the amount (if any) paid for the stock by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the restricted shares will recognize taxable ordinary income in the year of receipt of the shares equal to the excess of the fair market value of such shares of restricted stock at the time of grant (determined without regard to the restrictions) over the purchase price (if any) of such restricted stock. Upon the subsequent sale or exchange of such stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the amount paid for the stock, plus the amount included in gross income upon the grant.

12

If the restricted shares subject to a Section 83(b) election are forfeited before they are vested, the recipient may be entitled to a capital loss for federal income tax purposes equal to the purchase price (if any) of the forfeited shares, but the recipient will not be entitled to a loss with respect to any income recognized as a result of the Section 83(b) election.

With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis of such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely makes a Section 83(b) election to be taxed as of the date of the grant of restricted shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The recipient’s employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the ordinary and necessary test.

Dividends on Restricted Stock. Dividends on restricted stock granted to a participant in the 2004 Plan which are paid prior to the time such stock becomes vested or transferable by the recipient will generally be treated as compensation which is taxable as ordinary income to the participant and will be deductible by Nephros, subject to satisfaction of the ordinary and necessary test. However, if the recipient of restricted stock makes a timely Section 83(b) election with respect to the stock, dividends paid on such stock will be treated as dividend income, which is taxable to the recipient at a lower tax rate than the ordinary income tax rate, but will not be deductible by Nephros.

Stock Swaps. The 2004 Plan provides that, with Nephros’s permission, an optionee may transfer previously owned shares to Nephros to satisfy the purchase price under an option (a “stock swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the stock swap, the incremental number of shares received in the stock swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a stock swap prior to the end of the statutory holding period applicable to the old shares, the stock swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income. See “Incentive Stock Options,” above.

If a stock swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and the optionee will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the stock swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the stock swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the stock swap.

The Amended 2004 Plan will allow us to continue to deduct for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Nephros exempts from the deductibility limits of Section 162(m) of the Internal Revenue Code (the “Code”) compensation earned from grants of stock options (but not restricted stock) under the Plan. Section 162(m) limits the deductibility of compensation paid in excess of $1 million per year for the chief executive officer and the three highest paid executives.

Ordinary Income Tax Consequences

Capital Gains. Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

Ordinary Income Tax. Ordinary income earned by reason of non-qualified stock options and restricted stock is subject to tax at rates as high as 39.6%.

Vote Required

Approval of the amendment to the 2004 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote at the annual meeting. Abstentions will have the same effect as votes against Proposal No. 3. However, because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of this matter.

The Board of Directors unanimously recommends that you vote “For” approval of the amendment to the 2004 Stock Incentive Plan (Item 3 of the enclosed proxy card).

13

PROPOSAL NO. 4 —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our proxy statement under “Compensation Matters”, and in the tabular and accompanying narrative disclosure regarding named executive officer compensation.

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, at least once every three years.

Our executive compensation arrangements are designed to enhance stockholder value on an annual and long-term basis. Through the use of base pay as well as annual and long-term incentives, we seek to compensate our named executive officers for their contributions to our profitability and success. Please read “Compensation Matters” beginning on page 21 of this proxy statement for additional details about our executive compensation arrangements, including information about the fiscal year 2012 compensation of our named executive officers. We are asking our stockholders to indicate their support for our compensation arrangements as described in this proxy statement.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the heading “Compensation Matters”, including the compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of votes cast is required to approve the compensation of our named executive officers. Because your vote is advisory, however, it will not be binding upon or overrule any decisions of the Board, nor will it create any additional fiduciary duty on the part of the Board. This advisory vote also does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board will review and consider all shares voted in favor of the proposal and not in favor of the proposal. Broker non-votes will have no impact on the outcome of this advisory vote.

Our Board of Directors has unanimously approved and recommends a vote “FOR”

the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (Item 4 on the enclosed proxy card)

14

PROPOSAL NO. 5 —

ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In this advisory vote, we are asking stockholders to indicate whether we should conduct an advisory vote on the compensation of our named executive officers once every year, once every two years, or once every three years (i.e., on an annual, biennial or triennial basis). Alternatively, stockholders may abstain from casting a vote on this matter.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation every two years is the most appropriate alternative for us. By providing an advisory vote on executive compensation every two years, our stockholders will be able to provide us with direct input on our compensation policies and practices as disclosed in the proxy statement. We understand that our stockholders may have different views as to what is the best approach for us.

Based on these considerations, the Board is recommending that stockholders vote that an advisory vote on executive compensation should be held once every two years, but it is important to note that the proxy card provides for four choices (every one, two, or three years, or abstain) and that stockholders are not voting to approve or disapprove the Board's recommendation.

Vote Required

Because your vote is advisory, it will not be binding upon the Board, nor will it create any additional fiduciary duty on the part of the Board. However, the Board will take into account the outcome of the vote when determining how frequently an advisory vote on executive compensation should be conducted in the future.  The frequency which receives the highest number of votes cast by stockholders will be considered by the Board as the frequency that has been elected by stockholders.

Legislation requires that our shareholders be given the opportunity, at least once every six years, to cast an advisory vote regarding how frequently we should conduct this advisory vote on executive compensation. In the future, the Board may, in its discretion, decide to hold an advisory vote on the frequency of future advisory votes on executive compensation more often than once every six years.

Our Board of Directors has unanimously approved and recommends a vote “FOR” a frequency of once every two years (2 years) for future non-binding stockholder votes on the compensation of the named executive officers as required by Section 14A(a)(1) of the Exchange Act (Item 5 on the enclosed proxy card)

15

CORPORATE GOVERNANCE

Board of Director Meetings

Our business is under the general oversight of the Board of Directors as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2012, the Board of Directors held two meetings and took action by unanimous written consent in lieu of a meeting four times. Each person who was a director during 2012 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served.

Each of our directors is encouraged to be present at the annual meeting of our stockholders absent exigent circumstances that prevents his attendance. Where a director is unable to attend the annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard by, those present at the meeting. One of our then four directors attended the 2012 annual meeting.

Selection of Nominees for the Board of Directors

The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that might occur between annual meetings of the stockholders.  The Board is also responsible for identifying, screening, and recommending candidates for prospective Board membership. When formulating its membership recommendations, the Board also considers any qualified candidate for an open Board position timely submitted by our stockholders in accordance with our established procedures.

The Board will evaluate and recommend candidates for membership on the Board consistent with criteria, including: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the industry in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election, the Board will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills, and contributions that the existing director brings to the Board; and independence.

To identify nominees, the Board will rely on personal contacts as well as its knowledge of persons in our industry. We have not previously used an independent search firm to identify nominees.

The Board will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures For Security Holder Submission of Nominating Recommendations” which is available on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 07661, Attention: Board of Directors, c/o Chief Financial Officer.

The Board uses a variety of methods for identifying and evaluating non-incumbent candidates for director. The Board regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board as well as the qualifications of candidates in light of these needs. The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including members of the Board, our management or a professional search firm. The evaluation of these candidates may be based solely upon information provided to the Board or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Board deems appropriate, including the use of third parties to review candidates.

Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee. These committees are each governed by a specific charter, each of which is available on our website at www.nephros.com, by clicking on the Investor Relations link, and then the Corporate Governance link. All members of these committees are independent directors.

The Board of Directors does not currently have a Nominating and Corporate Governance Committee given that the entire Board participates in discussions and decisions regarding identifying qualified individuals to become Board members, determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and developing and implementing corporate procedures and policies.

Audit Committee

The Audit Committee is composed of James S. Scibetta (Chairman) and Lawrence J. Centella, neither of whom is our employee and each of whom has been determined by the Board of Directors to be independent under the Nasdaq listing standards. The purpose of the Audit Committee is to (i) oversee accounting, auditing, and financial reporting processes; (ii) assess the integrity of our financial statements; (iii) ensure that our internal controls and procedures are designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) appoint and evaluate the qualifications and independence of our independent registered public accounting firm. The Audit Committee held four meetings in 2012.

16

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of Nasdaq. The Board also determined that Mr. Scibetta qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission, or SEC, rules adopted pursuant to the Sarbanes-Oxley Act of 2002 based on his extensive experience previously outlined.

Compensation Committee

The Compensation Committee is composed of directors Lawrence J. Centella (Chairman) and Paul A. Mieyal. Neither gentleman is our employee; however, Dr. Mieyal served as acting Chief Executive Officer from April 6, 2010 until April 20, 2012. The purpose of the Compensation Committee is (i) to assist the Board in discharging its responsibilities with respect to compensation of our executive officers and directors, (ii) to evaluate the performance of our executive officers, (iii) to assist the Board in developing succession plans for executive officers, and (iv) to administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee establishes the compensation of senior executives on an annual basis. The Compensation Committee held two meetings in 2012.

The Compensation Committee reviews and approves, on an annual basis, the corporate goals and objectives with respect to the compensation of our executive officers. The Compensation Committee evaluates, at least once a year, our executive officers’ performance in light of these established goals and objectives, and, based upon these evaluations, recommends to the full Board the annual compensation of such executive officers, including salary, bonus, incentive, and equity compensation. In reviewing and recommending the compensation of the executive officers, the Compensation Committee may consider the compensation awarded to officers of similarly situated companies, our performance, the individuals’ performance, compensation given to our executive officers in past years or any other fact that the Compensation Committee deems appropriate. The Chief Executive Officer participates in the discussions and processes concerning the compensation of Mr. Kochanski, but not his own compensation. The Compensation Committee also reviews and recommends to the full Board appropriate director compensation programs for service as directors and committee members. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

Lawrence J. Centella and Paul Mieyal served as members of our Compensation Committee during all of 2012. Neither of these individuals was at any time during 2012 or at any other time an officer or employee of our company.  Dr. Mieyal served as our acting Chief Executive Officer until April 20, 2012 but he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Board Leadership Structure and Oversight of Risk

The Board of Directors is responsible for providing oversight of our affairs. Our Board leadership structure currently consists of different persons serving the roles of Chairman of the Board and Chief Executive Officer. The Chairman of the Board, among other responsibilities, works with the Chief Executive Officer and the Board to prepare Board meeting agendas and schedules, acts as liaison to other members of the Board, and, in conjunction with our Chief Executive Officer, presides at Board meetings.

We believe that the current Board leadership structure is an appropriate structure for us and our stockholders at this time. This structure allows the Chief Executive Officer to focus his energy on strategy and management of the company and the Board to focus on oversight of strategic planning and risk management of the company.

As explained above, our Board of Directors has two committees—the Audit Committee and the Compensation Committee. Our Audit Committee is responsible for overseeing certain accounting related aspects of our risk management processes while our full Board of Directors focuses on overall risk management. The Audit Committee and the full Board of Directors focus on what they believe to be the most significant risks facing us and our general risk management strategy, and also attempt to ensure, together with the Chief Executive Officer, that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities at the present time is an appropriate approach for addressing the risks facing us and that our Board leadership structure supports this approach. We can offer no assurance that this structure, or any other structure, will be effective in all circumstances.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors, members of particular committees or to individual directors, by sending a letter to such persons in care of our Chief Financial Officer at our principal executive offices. The Chief Financial Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Financial Officer will submit the correspondence to the Chairman of the Board or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors can be found on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

17

Code of Business Conduct and Code of Ethics

During the fiscal year ended December 31, 2004, we adopted a Code of Ethics and Business Conduct, which was amended and restated on April 2, 2007, for our employees, officers and directors that complies with SEC regulations. The Code of Ethics is available free of charge on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC.

Executive Officer

The following table sets forth certain information concerning our non-director executive officer as of December 31, 2012:

Name	Age (as of 2/26/13)	Position with Nephros and Business Experience for Last Five Years
Gerald J. Kochanski	59	Gerald J. Kochanski has served as our Chief Financial Officer since April 2008 and served as our acting Chief Executive Officer from March 31 through April 5, 2010. Prior to joining us, Mr. Kochanski served as the Financial Services Director of Lordi Consulting LLC, a national consulting firm, from February 2007 through February 2008. From October 2004 until December 2006, Mr. Kochanski was the Chief Financial Officer of American Water Enterprises, Inc., a business unit of a privately owned company in the water and wastewater treatment industry. From November 1998 through September 2004, Mr. Kochanski was the Chief Financial Officer of Scanvec Amiable Ltd., a publicly traded provider of software to the signmaking, digital printing and engraving industries. Mr. Kochanski is a Certified Public Accountant and received his B.S. in Accounting and his M.B.A. in Finance from La Salle University, where he also serves as an adjunct School of Business faculty member.

From April 6, 2010 until April 20, 2012, Paul A. Mieyal, a member of the Board of Directors, served as the acting Chief Executive Officer. Upon the appointment of John C. Houghton, effective April 20, 2012, Paul A. Mieyal resigned as acting Chief Executive Officer, but remains as a member of the Board of Directors. Dr. Mieyal is a Vice President of Wexford Capital LP, the managing member of Lambda Investors LLC, which, as of December 31, 2012, beneficially owned approximately 31% of our outstanding common stock, representing approximately 53% on a fully-diluted basis.

Audit Committee Report

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal year 2012 with management. The Audit Committee has discussed with Rothstein Kass, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Rothstein Kass required by the Public Company Accounting Oversight Board regarding communications with the Audit Committee regarding independence, and has discussed with Rothstein Kass its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2012.

Submitted by:	The Audit Committee
James S. Scibetta, Chairperson Lawrence J. Centella

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

18

Stock Ownership of Management and Principal Shareholders

The following table sets forth the beneficial ownership of our common stock as of February 20, 2013, by (i) each person known to us to own beneficially more than five percent (5%) of our common stock, based on such persons’ or entities’ filings with the SEC as of that date; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Lambda Investors LLC (2)	15,317,943	53.0%
Southpaw Asset Management LP (3)	1,003,496	3.5%
Arthur H. Amron (4)	34,017	*
Lawrence J. Centella (5)	72,684	*
John C. Houghton (6)	272,607	*
Gerald J. Kochanski (7)	221,584	*
Paul A. Mieyal (8)	34,017	*
James S. Scibetta (9)	59,459	*
All executive officers and directors as a group (4) – (9)	694,368	2.4

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage ownership is based on 12,025,116 shares of common stock outstanding as of February 20, 2013, after giving effect to the 1:20 reverse stock split effected March 11, 2011, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options and warrants exercisable on or within 60 days after February 20, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but not for computing the percentage ownership of any other person.

(2)	Based in part on information provided in Schedule 13D/A filed on February 13, 2013. The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors, Wexford GP LLC, which is the General Partner of Wexford Capital LP, by Charles E. Davidson in his capacity as Chairman and managing member of Wexford Capital LP and by Joseph M. Jacobs in his capacity as President and managing member of Wexford Capital LP. The address of each of Lambda Investors LLC, Wexford Capital LP, Mr. Davidson and Mr. Jacobs is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. Each of Wexford Capital LP, Wexford GP LLC, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares of common stock owned by Lambda Investors except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Lambda Investors. Includes 11,589,151 shares issuable upon exercise of warrants held by Lambda Investors having an exercise price of $0.40 per share. Lambda Investors is controlled by Wexford Capital LP. Arthur H. Amron, one of our directors, is a Partner and General Counsel of Wexford Capital LP. Paul A. Mieyal, our acting Chief Executive Officer and one of our directors, is a Vice President of Wexford Capital LP.

(3)	Based in part on information provided in Schedule 13D/A filed on January 9, 2013. The shares beneficially owned by Southpaw Asset Management LP may be deemed beneficially owned by Southpaw Holdings LLC, which is the General Partner of Southpaw Asset Management LP, and by each of Kevin Wyman and Howard Golden, who are principals of Southpaw Holdings LLC, and Southpaw Credit Opportunity Master Fund LP, of which Southpaw Asset Management LP is the investment manager. The address of each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman, Howard Golden, and Southpaw Credit Opportunity Master Fund LP, is 2 Greenwich Office Park, Greenwich, CT 06831. Each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman and Howard Golden disclaims beneficial ownership of 483,254 shares of common stock and 520,242 shares issuable upon the exercise of warrants beneficially owned by Southpaw Credit Opportunity Master Fund LP having an exercise price of $0.40.

(4)	Mr. Amron’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Mr. Amron consist of 34,017 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 9,733 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

19

(5)	Mr. Centella’s address is our address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Centella include 57,417 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 15,333 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

(6)	Mr. Houghton’s address is our address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Houghton consist of 272,607 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 733,943 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

(7)	Mr. Kochanski’s address is our address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Kochanski consist of 221,584 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 65,945 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

(8)	Dr. Mieyal’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Dr. Mieyal consist of 34,017 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 9,733 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

(9)	Mr. Scibetta’s address is our address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Scibetta consist of 59,459 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 16,167 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of February 20, 2013.

20

COMPENSATION MATTERS

Executive Compensation

The following table sets forth all compensation earned in the fiscal years ended December 31, 2012 and 2011 by our Named Executive Officers.

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total
John C. Houghton (5) President and Chief Executive Officer	2012	242,756	—	$1,125,267	$20,674	$1,388,697

Gerald J. Kochanski	2012	$202,027	$40,038	$14,761	$23,200	$280,026
Chief Financial Officer	2011	$198,734	$38,872	$110,000	$22,587	$370,193

Paul A. Mieyal Acting Chief	2012	—	—	$7,307	$14,800	$22,107
Executive Officer (4)	2011			$13,982	$14,800	$28,782

(1)	The amounts in this column reflect decisions approved by our Compensation Committee and are based on an analysis of the executive’s contribution to our company during fiscal years 2012 and 2011.

(2)	The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC.

(3)	See table below for details on “All Other Compensation.”

(4)	Dr. Mieyal served as our acting Chief Executive Officer from April 6, 2010 until April 20, 2012. Upon the appointment of John C. Houghton, effective April 20, 2012, Dr. Mieyal resigned as acting Chief Executive Officer, but will remain as a member of the Board of Directors. Dr. Mieyal received no compensation for his services, except in his capacity as a director, which compensation is disclosed in the columns titled “Option Awards,” and “All Other Compensation” included in this table.

(5)	Mr. Houghton was appointed President and Chief Executive Officer effective April 20, 2012.

 All Other Compensation

Name	Year	Matching 401K Plan Contribution	Health Insurance Paid by Company	Life Insurance Paid by the Company	Consulting Fees	Director Fees		Company Paid Transportation Expense	Total Other Compensation
John C. Houghton	2012	$9,710	$9,564	$1,400	—	—		—	$20,674

Gerald J. Kochanski	2012	$8,220	$9,536	$5,444	—	—			$23,200
	2011	$9,504	$7,930	$5,153	—	—		—	$22,587

Paul A. Mieyal	2012	—	—	—	—	$14,800	(1)	—	$14,800	(1)
	2011	—	—	—	—	$14,800	(1)	—	$14,800	(1)

(1)	At the request of Dr. Mieyal, the director fees were paid directly to Wexford Capital LP.

21

Option Holdings and Fiscal Year-End Option Values

The following table shows information concerning unexercised options outstanding as of December 31, 2012 for our named executive officers (after giving effect to the 1:20 reverse stock split effected on March 11, 2011).

Outstanding Equity Awards at Fiscal Year-End 2012

		Option Awards (2)
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date
John C. Houghton	April 20, 2012	126,563	548,438	$0.95	4/20/22
John C. Houghton	July 3, 2012	62,166	269,384	$1.89	7/3/22
Gerald J. Kochanski	April 1, 2008	12,500	-0-	$15.00	4/1/18
Gerald J. Kochanski	Jan 6, 2009	938	312	$2.60	1/6/19
Gerald J. Kochanski	Dec 31, 2009	2,834	945	$15.40	12/31/19
Gerald J. Kochanski	Mar 24, 2011	150,000	100,000	$0.51	3/24/21
Gerald J. Kochanski	Feb 16, 2012	-0-	20,000	$0.83	2/16/22
Paul A. Mieyal(3)	Nov 30, 2007	750	-0-	$16.00	11/30/17
Paul A. Mieyal(3)	Jan 8, 2010	1,000	-0-	$19.00	1/8/20
Paul A. Mieyal(3)	Mar 24, 2011	19,200	12,800	$0.51	3/24/14
Paul A. Mieyal (3)	Feb 16, 2012	3,334	6,666	$0.83	2/16/22

(1)	For better understanding of this table, we have included an additional column showing the grant date of stock options.

(2)	Stock options became exercisable in accordance with the vesting schedule below:

Grant Date	Vesting

John C. Houghton	April 20, 2012 Grant: 14,063 vest monthly until March 20, 2016.

John C. Houghton	July 3, 2012 Grant: 6,907 vest monthly until March 20, 2016.

Gerald J. Kochanski	January 6, 2009 Grant: 312 vest on January 6, 2013.

Gerald J. Kochanski	December 31, 2009 Grant: 944.5 vest on December 31, 2013.

Gerald J. Kochanski	March 24, 2011 Grant: 50,000 vest on each of March 24, 2013 and March 24, 2014.

Gerald J. Kochanski	February 16, 2012 Grant: 5,000 vest on each of February 16, 2013, February 16, 2014, February 16, 2015 and February 16, 2016.

Paul A. Mieyal	March 24, 2011 Grant: 6,400 vest on each of March 24, 2013 and March 24, 2013.

Paul A. Mieyal	February 16, 2012 Grant: 3,333 vest on each of February 16, 2013 and February 16, 2014.

(3)	At the request of Dr. Mieyal, the options were granted in the name of Wexford Capital LP.

22

Employment and Change in Control Agreements

We have used employment agreements as a means to attract and retain executive officers.   These are more fully discussed below.  We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future.

Agreement with Mr. John C. Houghton

On April 20, 2012, we entered into an Employment Agreement, effective as of April 20, 2012, with Mr. Houghton (“Employment Agreement”). The Employment Agreement has a term of four years, ending on April 20, 2016. The Employment Agreement provides that Mr. Houghton’s annual base salary will be $350,000. Mr. Houghton will be eligible to receive a target discretionary bonus of 30% of annual base salary, as determined by us. The targets with respect to the bonus for the year ending December 31, 2012 were mutually agreed upon between Mr. Houghton and the Compensation Committee of the Board within 60 days following April 20, 2012 and such bonus will be appropriately prorated for such annual period. The targets for each subsequent annual period will be mutually agreed upon at the beginning of each calendar year between Mr. Houghton and the Compensation Committee.

Upon execution of the Employment Agreement, we granted Mr. Houghton options to purchase 675,000 shares of our common stock pursuant to our 2004 Stock Incentive Plan (the “Plan”). In addition, we were required to grant Mr. Houghton options to purchase an additional 331,550 shares of our common stock.

The Employment Agreement further provided that, subject to Mr. Houghton meeting and maintaining the director eligibility requirements of the Board, Mr. Houghton would be nominated for election as a director at each stockholders meeting during his employment at which his term as a director would otherwise expire.

The Employment Agreement provides that upon the occurrence of a change in control (as defined in the Employment Agreement), all of Mr. Houghton’s unvested stock options will vest and become exercisable immediately and, unless all such options are cashed-out in the change in control transaction, shall remain exercisable for a period of not less than 360 days (or the expiration of the stock option term, if sooner), regardless of whether Mr. Houghton’s employment is terminated in connection with such change in control transaction.

In the event that Mr. Houghton’s employment is terminated by us for “cause” (as defined in the Employment Agreement), then we will pay the earned but unpaid base salary for services rendered through the date of termination and any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by reason of Mr. Houghton’s death, or by reason of Mr. Houghton’s resignation or retirement (as to which at least two (2) weeks notice is required), then we will pay to Mr. Houghton only the earned but unpaid base salary for services rendered through the date of termination. Any and all unvested stock options will automatically be cancelled and forfeited as of the date of Mr. Houghton’s death, resignation or retirement.

If, as a result of Mr. Houghton’s incapacity due to physical or mental illness, we determine that Mr. Houghton has failed to perform his duties on a full time basis for either ninety (90) days within any three hundred sixty-five (365) day period or sixty (60) consecutive days, we may terminate his employment hereunder for “disability”. In that event, we will pay the earned but unpaid base salary for services rendered through such date of termination. Any and all unvested stock options shall be cancelled as of the date of termination. During any period that Mr. Houghton fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive compensation and benefits provided by the Employment Agreement until his employment is terminated; provided, however, that the amount of compensation and benefits received during such period will be reduced by the aggregate amounts, if any, payable under our disability benefit plans and programs or under the Social Security disability insurance program. Additionally, the vesting of stock options will be tolled during such period and in the event of a termination of the Employment Agreement as a result of disability, any and all unvested stock options will automatically be cancelled and forfeited as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by us prior to the expiration of the term of the Employment Agreement for any reason other than as described above or by Mr. Houghton for “good reason” (as defined in the Employment Agreement) any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of such termination (except as provided in a change in control), vested stock options shall remain exercisable for ninety days after the date of such termination or the expiration of the stock option term, if sooner (except as otherwise provided in the event of a change in control), and we will pay to Mr. Houghton any earned but unpaid base salary for services rendered through the date of termination and continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period equal to three months (or, when Mr. Houghton has been employed for at least one (1) year, a period equal to six (6) months), to be paid periodically in accordance with our normal payroll policies; provided that if Mr. Houghton continues to be employed in any capacity by a successor entity following a change in control, the severance pay that would otherwise be payable shall be reduced by the amount of base compensation and guaranteed bonus (if any) Mr. Houghton receives in such capacity during or attributable to the severance term. Payment of any severance benefits are subject to the execution by Mr. Houghton of a general release and an agreement to continue to be bound by certain provisions of the Employment Agreement relating to, among others, non-competition, non-solicitation and confidentiality.

23

Mr. Houghton is also subject to non-competition, non-solicitation and confidentiality covenants during the term of his employment.

Agreement with Mr. Gerald J. Kochanski

Mr. Kochanski began serving as our Chief Financial Officer on April 28, 2008, pursuant to an employment agreement dated as of April 1, 2008. Mr. Kochanski’s initial annual base salary is $185,000. For the first year of Mr. Kochanski’s employment, we paid him a non-accountable commuting allowance of $10,000. In addition, we agreed to pay up to $10,000 of Mr. Kochanski’s moving costs. Mr. Kochanski may be awarded a bonus based on performance. In 2011, Mr. Kochanski was awarded a bonus of $38,872. Pursuant to the employment agreement, we granted Mr. Kochanski an option to purchase 12,500 shares of our common stock under our 2004 Stock Incentive Plan. The option vested in three equal annual installments of 3,125 shares on each of March 31, 2009, March 31, 2010, and March 31, 2011. The option to purchase the remaining 3,125 shares vests on March 31, 2012 provided that he remains employed by us at such time, and provided further that such options shall become exercisable in full immediately upon the occurrence of a change in control (as defined in our 2004 Stock Incentive Plan).

Mr. Kochanski’s agreement provides that upon termination by us for cause or disability (as such terms are defined in the agreement) or by Mr. Kochanski for any reason other than his exercise of the change of control termination option (as defined in the agreement), then we shall pay him only his accrued but unpaid base salary and bonuses for services rendered through the date of termination, his unvested options shall immediately be cancelled and forfeited and his vested options shall remain exercisable for 90 days after such termination. If Mr. Kochanski’s employment is terminated by his death or by his voluntary resignation or retirement other than upon his exercise of the change of control termination option, then we shall pay him his accrued but unpaid base salary for services rendered through the date of termination and any bonuses due and payable through such date of termination and those that become due and payable within 90 days after such date. If we terminate Mr. Kochanski’s employment for any other reason, then, provided he continues to abide by certain confidentiality and non-compete provisions of his agreement and executes a release, he shall be entitled to: (1) any accrued but unpaid base salary for services rendered through the date of termination; and (2) the continued payment of his base salary, in the amount as of the date of termination, for a period of six months subsequent to the termination date or until the end of the remaining term of the agreement if sooner.

Upon any sale of all or substantially all of our business or assets, whether direct or indirect, by purchase, merger, consolidation or otherwise, Mr. Kochanski shall have a period of time in which to discuss, negotiate and confer with any successor entity regarding the terms and conditions of his continued employment. If Mr. Kochanski, acting reasonably, is unable to timely reach an agreement through good faith negotiations with such successor, then he may elect to terminate his employment with us and receive any accrued but unpaid salary for services rendered through the date of termination and the continued payment of his salary, in the amount as of the date of termination, for a period of six months. All unvested options that would have vested during the shorter of (a) the subsequent six months or (b) the remainder of the term would also immediately become vested.

The agreement defines “cause” as (1) conviction of any crime (whether or not involving us) constituting a felony in the jurisdiction involved; (2) engaging in any act which, in each case, subjects, or if generally known would subject, us to public ridicule or embarrassment; (3) gross neglect or misconduct in the performance of the employee’s duties under the agreement; or (4) material breach of any provision of the agreement by the employee; provided, however, that with respect to clauses (3) or (4), the employee must have received written notice from us setting forth the alleged act or failure to act constituting "cause", and the employee shall not have cured such act or refusal to act within 10 business days of his actual receipt of notice.

The agreement defines “disability” as our determination that, because of the employee’s incapacity due to physical or mental illness, the employee has failed to perform his duties under the agreement on a full time basis for either (1) 120 days within any 365-day period, or (2) 90 consecutive days.

On March 28, 2011, we entered into an employment agreement, to be effective on April 1, 2011, with Mr. Kochanski. The new employment agreement replaces the current agreement and is substantially similar to the prior agreement with the following material changes: Mr. Kochanski’s base annual salary was increased to $200,192, an increase of $15,192; and in the event that Mr. Kochanski’s employment is either terminated by us for other than “cause” (as defined in the agreement), then (i) all of his unvested stock options that would have vested during the shorter of (a) the subsequent six months or (b) the remainder of the term, shall immediately become vested.

24

Change in Control Payments

If the change in control payments called for in the agreements for Messrs. Houghton and Kochanski had been triggered on December 31, 2012, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)	Number of Options that Would Vest (Market Value) (1)

John C. Houghton	$29,167	$131,625
	(3 mos.)	(-0-)
Gerald Kochanski	$16,833	$75,200
	(6 mos.)	(-0-)

(1)	The market value equals the difference between $1.19, the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Over-the-Counter Bulletin Board on December 31, 2012 and the exercise prices for the underlying stock options.

2004 Stock Incentive Plan

The 2004 Stock Incentive Plan provides that if there is a change in control, unless the agreement granting an award provides otherwise, all awards under the 2004 Stock Incentive Plan will become vested and exercisable as of the effective date of the change in control. As defined in the 2004 Stock Incentive Plan, a change in control means the occurrence of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of our common stock; (ii) our complete liquidation; (iii) the sale of all or substantially all of our assets; or (iv) a majority of the members of our Board of Directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

The following table provides information as of December 31, 2012 (adjusted to give effect to the reverse stock split effected on March 11, 2011) about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors upon exercise of options or warrants under all of our existing equity compensation plans. Our existing equity compensation plans consist of our Amended and Restated Nephros 2000 Equity Incentive Plan and our Nephros, Inc. 2004 Stock Incentive Plan (together, our “Stock Option Plans”) in which all of our employees and directors are eligible to participate. Our Stock Option Plans were approved by our stockholders.

	(a)		(c)
	Number of		Number of securities
	securities to be	(b)	remaining available for
	issued upon	Weighted-average	issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrant and rights	warrant and rights	reflected in column (a))
Equity compensation plans approved by our stockholders:

Stock Option Plans	1,643,164	$0.67	339,904

Equity compensation plans not approved by our stockholders (1):	331,550	$0.87	—

None	—		—
All Plans	1,974,714		339,904

(1)	On July 3, 2012, we granted Mr. Houghton an option to purchase 331,550 shares of our common stock under the Non-qualified Stock Option Agreement, dated July 3, 2012, between Mr. Houghton and the company, in connection with his appointment as the President and Chief Executive Officer. These options vests in equal monthly installments over four years commencing on April 20, 2012, the date Mr. Houghton was appointed; provided that Mr. Houghton remains employed by us at such time.

25

401(k) Plan

We have established a 401(k) deferred contribution retirement plan (the “401(k) Plan”) which covers all employees. The 401(k) Plan provides for voluntary employee contributions of up to 15% of annual earnings, as defined. As of January 1, 2004, we began matching 100% of the first 3% and 50% of the next 2% of employee earnings to the 401(k) Plan. We contributed and expensed $49,000 and $28,000 in 2012 and 2011, respectively.

Director Compensation

In fiscal year 2012, our directors received a $10,000 annual retainer, $1,200 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. The Chairman of the Board receives an annual retainer of $20,000 and $1,500 per meeting for each quarterly Board meeting attended. The chairperson of our Audit Committee is paid a $5,000 annual retainer and $500 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

We grant each non-employee director who first joins our Board, immediately upon such director’s joining our Board, options to purchase 1,000 shares of our common stock in respect of such first year of service at an exercise price per share equal to the fair market value price per share of our common stock on the date of grant. We also grant annually to each non-employee director options to purchase 500 shares of our common stock (625 shares to the Chairman of the Board, effective in 2009) at an exercise price per share equal to the fair market value price per share of our common stock on the grant date, although inadvertently we did not grant these options in 2008 and 2009, and subsequently granted them in January 2010 with an exercise price of $19.00 per share.  These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.

As a result of the shareholders’ rights offering that was completed on March 10, 2011 and the 1:20 reverse stock-split that was effected as of March 11, 2011, our closing market price per share was $.60 on March 11, 2011. All of the outstanding options at March 11, 2011 had an exercise price in excess of $.60. On March 24, 2011, we granted our non-employee directors options to purchase 184,000 common shares in the aggregate at an exercise price per share equal to the fair market value price per share on that date, which was $0.51 per share. These non-employee director options vested forty percent (40%) on the date of grant and twenty percent (20%) vest equally on the following three anniversaries thereof.

Our executive officers do not receive additional compensation for service as directors if any of them so serve.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2012, other than Dr. Mieyal, whose compensation information is presented in the Summary Compensation table above.

Non-Employee Director Compensation in Fiscal Year 2012
Name	Fees Earned or Paid in Cash	Option Awards (1) ($)		Total ($)
Arthur H. Amron (5)	$14,800	$7,307	(2)	$28,880
Lawrence J. Centella	$14,800	$7,307	(3)	$41,200
James S. Scibetta	$33,000	$9,133	(4)	$59,400

(1)	The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2 of these consolidated financial statements.

(2)	Options granted for services rendered by Mr. Amron totaled 43,750 options at December 31, 2012.

(3)	Options granted for services rendered by Mr. Centella totaled 72,750 options at December 31, 2012.

(4)	Options granted for services rendered by Mr. Scibetta totaled 75,625 options at December 31, 2012.

(5)	At the request of Mr. Amron, his options and director fees were directed to Wexford Capital LP.

26

Compensation Committee Interlocks and Insider Participation

Lawrence J. Centella and Paul Mieyal served as members of our Compensation Committee during all of 2012. Neither of these individuals was at any time during 2012 or at any other time our officer or employee.  Dr. Mieyal served as our acting Chief Executive Officer until April 20, 2012 but he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Certain Relationships and Related Transactions

On March 10, 2011, we completed our rights offering and a private placement that together resulted in gross proceeds of approximately $3.2 million. The aggregate net proceeds were approximately $2.3 million, after deducting the estimated aggregate expenses of these transactions which approximated $200,000, the repayment of the $500,000 note, plus $26,650 of accrued interest thereon, issued to Lambda Investors, the payment of an 8% sourcing/transaction fee $40,000 in respect of the note and an aggregate of $100,000 for reimbursement of Lambda Investors’ legal fees incurred in connection with the loan and the rights offering.

Simultaneously with the closing of the rights offering, Lambda Investors purchased in a private placement 3,009,711 units at the same per unit purchase price of $0.40, pursuant to a purchase agreement between us and Lambda Investors. We issued to Lambda Investors an aggregate of 3,009,711 shares of common stock and warrants to purchase an aggregate of 2,782,577 shares of common stock. Of the $3.2 million in gross proceeds from the rights offering and the private placement, we received approximately $1.2 million in gross proceeds from the sale of units to Lambda Investors. Net proceeds, after deducting the aggregate of $666,650 in payments due Lambda Investors discussed above, were approximately $537,000.

Following the closing of the rights offering, and after giving effect to anti-dilution provisions in existing warrants to purchase shares of our common stock that the rights offering triggered, Lambda Investors surrendered for cancellation warrants to purchase a number of shares equal to the total number of shares underlying warrants issued as part of the units sold in the rights offering and under the purchase agreement with Lambda Investors. The term of the remaining Lambda Investors warrants was extended so that the warrants expire at the same time as the warrants issued in the rights offering, which have a five-year term.

On February 4, 2013, we issued a senior secured note to Lambda Investors LLC in the principal amount of $1.3 million.  We expect that the proceeds from the note will allow us to fund our operations through May 2013. The note bears interest at the rate of 12% per annum and matures on August 4, 2013, at which time all principal and accrued interest will be due.  However, we have agreed to prepay amounts due under the note with the cash proceeds from (a) a rights offering and an offering of a discounted exercise price to public warrantholders, each as further described in the note, (b) any other equity or debt financing, or (c) the issuance or incurrence of any other indebtedness or the sale of any assets outside the ordinary course of business, in each case prior to the maturity date.  If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum.  We may prepay the note without penalty at any time. The note is secured by a first priority lien on all of our property, including our intellectual property. As long as indebtedness remains outstanding under the note, we will be subject to certain covenants which, among other things, restrict our ability to merge with another company, sell a material amount of our assets, incur any additional indebtedness, repay any existing indebtedness, or declare or pay any dividends in cash, property or securities. In connection with the note, we have agreed to pay Lambda Investors an 8%, or $104,000, sourcing/transaction fee.  In addition, we will pay Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $50,000 as well as Lambda Investors’ legal fees and other expenses incurred in connection with the rights offering in the amount of $50,000.  Those payments will be paid upon the completion of the rights offering or, if earlier, upon the maturity of the note. As additional consideration, we agreed to extend by one year the expiration date of all of Lambda’s outstanding warrants to March 2017. In addition, we have undertaken to conduct a $3 million rights offering of common stock. We expect the offering price will be $0.60 per share. All of our stockholders and warrantholders will be eligible to participate in the offering on a pro rata basis based upon their proportionate ownership of our common stock on a fully-diluted basis. Subject to the satisfaction of certain conditions including compliance with all obligations under the note, security agreement and the other transaction documents relating to the note and no material adverse change having occurred with respect to our business, assets, and financial condition, Lambda Investors has advised us that it intends to exercise its basic subscription privilege in full and to purchase any shares of common stock that are not subscribed for by our other stockholders in the rights offering, if any. During the period when the rights offering is open, we expect to offer to our public warrantholders holding the warrants issued at the close of the March 2011 rights offering a one-time right, at their option, to exercise such warrants for an exercise price of $0.30 per share discounted from $0.40 per share. We expect to commence the rights offering in April 2013. In connection with the rights offering, we filed a registration statement on Form S-1 with the Securities and Exchange Commission on March 4, 2013 and subsequently filed an amended registration statement on Form S-1 with the Securities and Exchange Commission on April 8, 2013.

As of December 31, 2012, Lambda Investors is our largest stockholder and beneficially owns approximately 31% of our outstanding common stock and, on a fully-diluted basis, owns approximately 53% of our outstanding common stock. The warrants held by Lambda Investors have an exercise price of $0.40 per share and certain warrants have full ratchet anti-dilution protection.  In connection with the proposed rights offering, we agreed to amend the terms of the existing warrants held by Lambda Investors to March 10, 2017, and Lambda Investors agreed to waive its anti-dilution rights applicable to any of its existing warrants solely with respect to the one-time incentive discount offered to public warrantholders.

27

The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors.   Arthur H. Amron, a director of Nephros, is a partner and general counsel of Wexford Capital.  Paul Mieyal, a director of Nephros, is a vice president of Wexford Capital. During 2012, at the request of Messrs. Amron and Mieyal, fees and options in the aggregate amount of approximately $57,760 earned in respect of services they rendered to us were directed to Wexford Capital LP.

All share amounts and related prices have been adjusted to give effect to the 1:20 reverse stock split effected on March 11, 2011.

In connection with the February 2013 loan from Lambda Investors, we entered into a registration rights agreement with Lambda Investors pursuant to which we will file a registration statement on Form S-1 covering the resale by Lambda Investors of the common stock underlying shares sold to Lambda Investors. Under this registration rights agreement, we will pay all of the expenses, including reasonable legal fees, of Lambda Investors in connection with such registration statement and resale of shares by Lambda Investors under such registration statement, which may be in an underwritten public offering. We will be obligated to use our reasonable best efforts to keep such registration statement continuously effective until such time as all the securities registered on such registration statement have been sold or are eligible for sale without restriction under the applicable securities laws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file.  Based solely on a review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal year 2012, all of our officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements except as follows:  Each of Messrs. Amron, Mieyal, Kochanski, Centella, Scibetta and Houghton did not timely file one Form 4 reporting a grant of stock options by the Board, and Mr. Houghton also did not timely file a Form 3 to report that he did not beneficially own any of our securities at the time of his appointment as President and Chief Executive Officer.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 12, 2013. Proposals should be mailed to the attention of our Corporate Secretary, at our principal executive offices, 41 Grand Avenue, River Edge, New Jersey 07661. To be properly submitted, the proposal must be received at our principal executive offices no later than December 12, 2013. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery. Also, to be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule.

In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. With respect to our next annual meeting of stockholders, if we are not provided notice of a stockholder proposal prior to February 25, 2014, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

If the Board changes the date of next year’s annual meeting by more than 30 days, then the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

OTHER MATTERS

The Board of Directors does not know of any other business matters that are to be presented for action at the annual meeting. If any other matters come before the meeting, the persons named in the enclosed proxy have the discretionary authority to vote all proxies received with regard to those matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Dated April 11, 2013

28

Appendix A

AMENDMENT NO. 5

TO

NEPHROS, INC. 2004 STOCK INCENTIVE PLAN

Pursuant to Section 9.1 of the Nephros, Inc. 2004 Stock Incentive Plan (the “Plan”) and in accordance with the resolutions of the Board and the approval of the Company’s stockholders on May 13, 2013, Section 4.2(a) of the Plan is hereby amended and restated as follows:

“(a)      Aggregate Plan Limit. The total number of Shares with respect to which Awards may be granted is 4,500,000 Shares. Such amount may be adjusted under paragraph (e) below. To the extent that a SAR or Phantom Stock Unit does not provide for the issuance of Shares, there is no limit on the number of shares with respect to which such SARs or Phantom Stock Units may be granted.”

29

NEPHROS, INC.
41 GRAND AVENUE
RIVER EDGE, NJ 07661
ATTN: GERALD J. KOCHANSKI

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 John C. Houghton 02 Paul A. Mieyal

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

	For	Against	Abstain
2. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the Audit Committee's selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
3. AMENDMENT TO 2004 STOCK INCENTIVE PLAN. To approve the amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,990,717 shares to 4,500,000 shares.	☐	☐	☐
4. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve the compensation of our named executive officers on an advisory (non-binding) basis.	☐	☐	☐
5. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve a frequency of once every two years for future non-binding stockholder votes on the compensation of our named executive officers on an advisory (non-binding) basis.	☐	☐	☐

NOTE: To act upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000175074_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and the 2012 Annual Report on Form 10-K is/are available at www.proxyvote.com .

NEPHROS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Nephros, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2013, and hereby appoints John C. Houghton and Gerald J. Kochanski each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Nephros, Inc., to be held on May 13, 2013 at 10:00 a.m., Eastern Time, at the Crowne Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey and any adjournment(s) hereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) "FOR" THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ROTHSTEIN KASS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013, (3) "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 2004 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 1,990,717 SHARES TO 4,500,000 SHARES, (4) "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS, (5) "FOR" THE APPROVAL OF A FREQUENCY OF ONCE EVERY TWO YEARS FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS, AND (6) IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000175074_2 R1.0.0.51160